UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Halifax Corporation of Virginia

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HALIFAX CORPORATION OF VIRGINIA
5250 Cherokee Avenue
Alexandria, VA 22312
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 26, 2009
     The annual meeting of shareholders will be held on March 26, 2009 at 10:00 a.m., local time, at Halifax Corporation of Virginia’s executive offices located at 5250 Cherokee Avenue, Alexandria, VA 22312. At the annual meeting, our shareholders will be asked to elect the Board of Directors of the Company, each for a one (1) year term, to serve until his successor is duly elected and qualified. Our Board of Directors recommends that you vote “FOR” each of the nominees named in the proxy statement. We will also transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
     You may vote in person or by proxy by following the instructions included on your proxy card.
     The proxy statement for the annual meeting, Annual Report to Shareholders for the year ended March 31, 2008 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 are available at www.amstock.com/proxyservices/viewmaterials.asp
     Directions to the annual meeting are available by calling our executive offices at (703) 658-2400.